This Joint Filing Agreement confirms the agreement by and among the undersigned that the Schedule 13G is filed on behalf of each member of the group identified in Item 8.

Date: February 14, 2020

RARE Infrastructure Limited

By           /s/ Barbara Brooke Manning
______________________________________________________________________
/s/ Barbara Brooke Manning, Authorized Signatory

Date: February 14, 2020

RARE Infrastructure International Pty Ltd

By           /s/ Barbara Brooke Manning
______________________________________________________________________
/s/ Barbara Brooke Manning, Authorized Signatory

Date: February 14, 2020

ClearBridge RARE Infrastructure (North America) Pty Ltd

By           /s/ Barbara Brooke Manning
______________________________________________________________________
/s/ Barbara Brooke Manning, Authorized Signatory